Exhibit 23.2

Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-119501 and 333-33780) pertaining to the 1997 Stock Option and Long-Term Incentive Compensation Plan, as amended, of Robocom Systems International Inc. of our reports dated September 13, 2006 and June 27, 2008 with respect to the financial statements of Robocom Systems International Inc. included in the Annual Reports on Form 10-KSB for the years ended May 31, 2007 and 2008, respectively.

/s/ Eisner & Lubin, LLP

New York, New York
June 27, 2008

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